Form Nsar
Q.77O Transactions effected pursuant to Rule 10F3
Fleming Mutual Fund Group Inc.


Series Number:     1

Trade Date:        10/4/00

Settle Date:              10/10/00

Security Name:       Advanced Switching
        Communications Inc.

Size of Offering:     6,250,000 shares

Aggregate
Offering Value:       $93,750,000

Price:                       $15.00

Shares Purchased:  500

Transaction Value: $7,500

Underwriter(s)
Purchased From:   Morgan Stanley Dean Witter (250 shares)
                              Robertson Stephens (250 shares)

Underwriter
Members:               Chase Securities Inc.
             Morgan Stanley & Co. Incorporated
             FleetBoston Robertson Stephens Inc.
             CIBC World Markets Corp.
             Dain Rauscher Wessels
                                Ferris, Baker Watts, Incorporated
             First Union Securities, Inc.
            Guzman & Company
            Edward D. Jones & Co., L.P.
            Nutmeg Securities, Ltd.
            Tucker Anthony Incorporated

Additional
Information:           Transactions were determined to be
 in compliance with procedures by the Board of Directors.


Series Number:     2

Trade Date:     11/6/00

Settle Date:            11/10/00

Security Name:       Transmeta Corp.

Size of Offering:     13,000,000 shares

Aggregate
Offering Value:       $273,000,000

Price:                       $21.00

Shares Purchased:  7,500

Transaction Value: $157,500

Underwriter(s)
Purchased From:   Morgan Stanley & Co. (3000 shares)
                              Deutsche Bank Securities (2,250 shares)
                              Salomon Smith Barney Inc. (1,125 shares)
                              Banc of America Securities (563 shares)
                              SG Cowen Securities (562 shares)

Underwriter
Member:                 Chase Securities Inc.
             Morgan Stanley & Co. Incorporated
             FleetBoston Robertson Stephens Inc.
             CIBC World Markets Corp.
             Dain Rauscher Wessels
                                Ferris, Baker Watts, Incorporated
             First Union Securities, Inc.
            Guzman & Company
            Edward D. Jones & Co., L.P.
            Nutmeg Securities, Ltd.
            Tucker Anthony Incorporated

Additional
Information:           Transactions were determined to be in
compliance with procedures by the Board of Directors.